Exhibit 99.1

FOR:	ATLANTIC POWER CORPORATION

SYMBOL:	NYSE: AT; TSX: ATP

September 27, 2011

Atlantic Power Corporation Sets Meeting Date and Record Date for Special Meeting of Shareholders in Connection with Capital Power Income L.P. Acquisition

BOSTON, September 27, 2011 /PRNewswire/ — Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power” or the “Company”) will hold a special meeting of shareholders to consider and vote upon the issuance of common shares of Atlantic Power as partial consideration for its acquisition of Capital Power Income, L.P. (“CPILP”).  The special meeting is scheduled to be held on November 1, 2011 at 9:00 a.m. (ET) at The King Edward Hotel in Toronto, ON.  Atlantic Power shareholders of record as of the close of business on October 3, 2011, will be entitled to notice of the special meeting and the opportunity to vote on the matters to be considered at the meeting.

Atlantic Power has filed preliminary proxy materials with the U.S. Securities and Exchange Commission (“SEC”) which contains detailed information about the transaction and special meeting.  The definitive proxy statement is expected to be publicly filed with the SEC and the Canadian Securities Administrators on October 3, 2011.  The Company expects the transaction to close in early November.

In addition, the Company provided an update on approvals in connection with the transaction.

Highlights

•                  SEC has completed its review of the definitive joint proxy

•                  U.S. FERC 203 approval granted

•                  Canadian Competition Act no-action letter received

•                  Early termination of waiting period under Hart-Scott Rodino Act granted

“We are pleased to have set the date for our shareholder meeting on November 1 keeping us on track for a fourth quarter closing of the CPILP acquisition, coinciding with our integration planning timeline,” said Barry Welch, President and CEO of Atlantic Power.  “We have dates set for the outstanding approvals, including Alberta court approval of the plan of arrangement and shareholder and unitholder approvals as outlined in the joint proxy circular.  Our attention continues to be focused on the successful transition and integration of CPILP’s assets and people into Atlantic Power, and we look forward to bringing this transaction across the finish line for our existing and prospective shareholders.”

Capital Power Income L.P. Acquisition Overview

On June 20, 2011, Atlantic Power, CPILP, CPI Income Services Ltd., the general partner of CPILP, and CPI Investments Inc., a unitholder of CPILP that is owned by EPCOR Utilities Inc. and Capital Power Corporation, entered into an Arrangement Agreement (the “Arrangement Agreement”), which provides that Atlantic Power will acquire, directly or indirectly, all of the issued and outstanding CPILP units pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Canada Business Corporations Act. Under the terms of the Plan of Arrangement, CPILP unitholders will be permitted to exchange each of their CPILP units for, at their election, Cdn$19.40 in cash or 1.3 Atlantic Power common shares. All cash elections will be subject to proration if total cash elections exceed approximately Cdn$506.5 million and all share elections will be subject to proration if total share elections exceed approximately 31.5 million Atlantic Power common shares. In connection with Atlantic Power’s acquisition of CPILP, CPILP will sell its Roxboro and Southport facilities located in North Carolina (the “North Carolina Assets”) to an affiliate of Capital Power Corporation (TSX: CPX) (“Capital Power”). The Transaction values the North Carolina Assets at approximately Cdn$121 million. This Transaction will have the effect of reducing the number of CPILP units outstanding by approximately 6.2 million units.

The completion of the Plan of Arrangement is subject to the receipt of all necessary court and regulatory approvals in Canada and the United States and certain other closing conditions. Atlantic Power and CPILP currently expect to complete the Plan of Arrangement in early November, subject to receipt of required shareholder/unitholder, court and regulatory approvals and the satisfaction or waiver of conditions to the Plan of Arrangement described in the Arrangement Agreement.

The definitive joint proxy statement/circular will be filed and mailed on or about October 11, 2011, on SEDAR at www.sedar.com, on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power Corporation” and on the Company’s website. See “Additional Information” below.

As a result of the Transaction, Atlantic Power will emerge as a leading publicly traded, power generation and infrastructure company with a well diversified portfolio of assets in the United States and Canada. The Transaction will increase the net generating capacity of the Company’s projects by 143% from 871 MW to approximately 2,116 MW. The combined portfolio of assets will consist of interests in 30 operational power generation projects across 11 states and 2 provinces, one 53 MW biomass project under construction in Georgia, and an 84-mile, 500 kilovolt electric transmission line located in California. Atlantic Power will remain headquartered in Boston and will add offices in Chicago, Toronto, and Richmond, B.C.  Atlantic Power will be adding personnel from Capital Power who have a strong track record of managing, operating and maintaining CPILP’s assets, allowing the Company to have direct control across the vast majority of its portfolio by taking advantage of the valuable expertise of its new personnel.

The Transaction is expected to be immediately accretive to cash available for distribution following the closing of the Transaction. As a result, Atlantic Power intends to increase its dividend by 5% from Cdn$1.094 per share to Cdn$1.15 per share on an annual basis following the closing of the Transaction. Atlantic Power’s dividend will continue to be paid monthly.

Additionally, in connection with the Transaction, the management agreement between Capital Power and CPILP will be terminated (or assigned to Atlantic Power) in consideration of a payment of Cdn$10 million. Atlantic Power will assume the management of CPILP and enter into a transitional services agreement with Capital Power for a term of up to 12 months following closing, that will facilitate the integration of CPILP into Atlantic Power.

About Atlantic Power

Atlantic Power Corporation owns and operates a diverse fleet of power generation and infrastructure assets in the United States.  Our power generation projects sell electricity to utilities and other large commercial customers under long-term power purchase agreements, which seek to minimize exposure to changes in commodity prices.  Our power generation projects in operation have an aggregate gross electric generation capacity of approximately 1,948 megawatts in which our ownership interest is approximately 871 MW.  Our corporate strategy is to generate stable cash flows from our existing assets and to make accretive acquisitions to sustain our dividend payout to shareholders, which is currently paid monthly at an annual rate of Cdn$1.094 per share.  Our current portfolio consists of interests in 12 operational power generation projects across nine states, one biomass project under construction in Georgia, and an 84-mile, 500 kilovolt electric transmission line located in California.  Atlantic Power also owns a majority interest in Rollcast Energy, a biomass power plant developer with several projects under development.

Atlantic Power trades on the New York Stock Exchange under the symbol AT, on the Toronto Stock Exchange under the symbol ATP and has a market capitalization of approximately $1.0 billion.  For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation
Barry Welch, President & Chief Executive Officer
(617) 977-2700
info@atlanticpower.com

Copies of financial data and other publicly filed documents are available on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power Corporation” or on the Company’s website.

Additional Information

This communication may be deemed to be solicitation materials with respect to the Plan of Arrangement with CPILP.  In connection with the Plan of Arrangement, Atlantic Power has filed a preliminary joint proxy statement/circular with the SEC. When available, a definitive joint proxy statement/circular and forms of proxy will be mailed to Atlantic Power shareholders and holders of CPILP limited partnership units. The definitive joint proxy statement/circular will contain important information about the Plan of Arrangement and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/CIRCULAR AND ALL OTHER RELEVANT MATERIALS THAT MAY BE FILED WITH THE SEC WHEN THEY BECOMES AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/circular, as well as other filings containing information about Atlantic Power and CPILP, free of charge, at the website maintained by the SEC at www.sec.gov, at the website maintained by the Canadian Securities Administrators (“CSA”) at www.sedar.com or at Atlantic Power’s website, www.atlanticpower.com or by writing Atlantic Power at the following: Atlantic Power Corporation, 200 Clarendon Street, Floor 25, Boston, Massachusetts 02116, or telephoning Atlantic Power at (617) 977-2400.

The respective directors and executive officers of Atlantic Power and CPILP, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Atlantic Powers’ directors and executive officers is available in its definitive proxy statement filed with the SEC on May 2, 2011, and information regarding CPILP’s directors and executive officers is available in its Annual Information Form filed on March 11, 2011 at www.sedar.com. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC and CSA when they become available.

Cautionary Note Regarding Forward-looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended and under Canadian securities law (collectively, “forward-looking statements”). Certain statements in this news release may constitute “forward-looking statements”, which reflect the expectations of management regarding the completion of the Plan of Arrangement, future growth, results of operations, performance and business prospects and opportunities of our Company and our projects.  These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “project,” “continue,” “believe,” “intend,” “anticipate,” “expect” or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters.  Examples of such statements in this press release include, but are not limited, to statements with respect to the expected benefits of the proposed combination transaction between Atlantic Power and CPILP, and the entity resulting from such combination, such as accretion, the ability to pay dividends, enhanced cash flow, growth potential, market profile and financial strength, the position of the combined company, and the expected timing of the completion of the transaction.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved.  Please refer to the factors discussed under “Risk Factors” in the Company’s periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting our Company.  Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.  The financial outlook information contained in this news release is presented to provide readers with guidance on the cash distributions expected to be received by the Company and to give readers a better understanding of the Company’s ability to pay its current level of distributions into the future.  Readers are cautioned that such information may not be appropriate for other purposes.